Exhibit 10.1

COOPERATION AGREEMENT

This COOPERATION AGREEMENT, dated as of May 11, 2018 (this “Agreement”), is made and entered into by Immersion Corporation, a Delaware corporation (“Immersion” or the “Company”), and each of the persons set forth on the signature page hereto (each, an “Investor” and collectively, the “Investors” or “Investor Group”) which presently are or may be deemed to be members of a “group” with respect to the common stock of the Company, $0.001 par value per share (the “Common Stock”), pursuant to Rule 13d-5 promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

WHEREAS, the Investor Group is deemed to beneficially own shares of the Common Stock totaling, in the aggregate, 2,277,235 shares, constituting approximately 7.7% of the Common Stock outstanding as of the date hereof;

WHEREAS, the Investor Group has (i) submitted an advance notice of nomination and stockholder proposal to the Company on December 7, 2017 (as supplemented from time to time prior to the date hereof, the “Stockholder Notice”) in respect of its intention to nominate, and to solicit proxies for the election of, two individuals as director candidates to the Company’s board of directors (the “Board”), and (ii) taken steps to prepare for a contested solicitation of proxies from the Company’s stockholders in connection with the 2018 Annual Meeting to elect to the Board the two individuals named in the Stockholder Notice (the “Proxy Contest”);

WHEREAS, the Company and the Investor Group have determined that the interests of the Company and its stockholders would be best served by, among other things, avoiding the substantial expense and disruption that would result from the Proxy Contest;

WHEREAS, the Company has agreed, at the request of the Investor Group, to cause Kenneth H. Traub (the “New Director”) to be nominated and recommended for election to the Board by the Company’s stockholders at the 2018 Annual Meeting;

WHEREAS, the Investor Group has agreed to withdraw the Stockholder Notice and to terminate the Proxy Contest and to refrain from submitting any director nominations and stockholder proposals, and to vote for the election of the New Director to the Board during the Restricted Period (as defined herein); and

WHEREAS, the Company and the Investor Group, without admitting to any of the matters asserted by any of the parties, have determined to come to an agreement with respect to certain matters related to the termination of the Proxy Contest, the composition of the Board and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows

1.	Board Composition and Governance Matters.

a.	2018 Annual Meeting. The Company agrees that it shall take all action to approve all actions contemplated hereby, including to cause the slate of one nominee recommended by the Board and standing for election at the 2018 Annual Meeting to include only the New Director, such that a total of one director is to be elected at the 2018 Annual Meeting. The Company specifically agrees to: (i) nominate the New Director for election at the 2018 Annual Meeting as a Class I director of the

Company with a term expiring at the Company’s 2019 Annual Meeting of Stockholders and until his successor is duly elected and qualified; (ii) recommend to the Company’s stockholders the New Director for election as a director of the Company at the 2018 Annual Meeting; and (iii) cause all proxies received by the Company that provide stockholders with the opportunity to vote for the New Director to be voted in the manner specified by such proxies. The Company agrees to hold the 2018 Annual Meeting no later than June 29, 2018.

b.	Board’s Review of Qualifications and Determination of Independence. Prior to the execution of this Agreement (i) the Nominating and Corporate Governance Committee of the Board has reviewed the qualifications of the New Director to serve as a member of the Board and has determined that he is so qualified, and (ii) the Board has determined that the New Director is “independent” as defined by the listing standards of NASDAQ.

c.	Board Policies and Procedures. The Investor Group acknowledges that the New Director shall be required to comply with all policies, processes, procedures, codes, rules, standards, and guidelines applicable to members of the Board, including, but not limited to, the Company’s Code of Conduct, and policies on confidentiality, ethics, hedging and pledging of Company securities public disclosures, stock trading, and stock ownership, copies of which have been delivered to the New Director prior to the execution of this Agreement, and the New Director shall be required to strictly preserve the confidentiality of Company business and information, including the discussion of any matters considered in meetings of the Board or Board committees whether or not the matters relate to material non-public information, unless previously publicly disclosed by the Company. The New Director and the Investor Group shall provide the Company with such information as is reasonably requested by the Company concerning the New Director and/or the Investor Group as is required to be disclosed under applicable law or stock exchange regulations, including the completion of the Company’s standard director and officer questionnaire, in each case as promptly as necessary to enable the timely filing of the Company’s proxy statement and other periodic reports with the SEC.

d.	Rights and Benefits of the New Director. The Company agrees that the New Director shall receive (i) the same benefits of director and officer insurance, and any indemnity and exculpation arrangements available generally to the directors on the Board, (ii) the same compensation for his service as a director as the compensation received by other non-management directors on the Board, and (iii) such other benefits on the same basis as all other non-management directors on the Board, including, without limitation, having the Company (or its legal counsel) prepare and file with the SEC, at the Company’s expense, any Forms 3, 4 and 5 under Section 16 of the Exchange Act that are required to be filed by each director of the Company.

2.	Actions by the Investor Group.

a.	Withdrawal of Stockholder Notice. Effective immediately, the Investor Group hereby irrevocably withdraws the Stockholder Notice and any and all amendments and supplements thereto, agrees not to bring any other nominations, business or proposals before or at the 2018 Annual Meeting.

b.	Termination of Proxy Contest. Effective immediately, the Investor Group hereby irrevocably terminates the Proxy Contest and all solicitation and other activities in connection therewith and agrees not to vote, not cause to be voted, and to discard, all proxies received, and to be received, in connection with the Proxy Contest.

c.	Voting Agreement. At the 2018 Annual Meeting, each of the Investors agrees to vote, or cause to be voted, all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates on the Company’s proxy card or voting instruction form in favor of the New Director. For purposes of this Agreement, “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; the terms “economic owner” and “economically own” shall have the same meanings as “beneficial owner” and “beneficially own,” except that a person will also be deemed to economically own and to be the economic owner of (A) all shares of Common Stock which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (B) all shares of Common Stock in which such person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of shares of Common Stock; the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

3.	Expenses. Each of the Company and the Investors shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution, and effectuation of this Agreement and the transactions contemplated hereby, including, but not limited to attorneys’ fees incurred in connection with the negotiation and execution of this Agreement and all other activities related to the foregoing; provided, however, that the Company shall reimburse the Investor Group, within five (5) business days of the date that the Company receives reasonable supporting documentation, for its reasonable, out-of-pocket legal fees and expenses, actually incurred in connection with the matters related to the 2018 Annual Meeting, the filing of a Schedule 13D amendment in connection with this Agreement and the negotiation and execution of this Agreement in an amount not to exceed $50,000 in the aggregate.

4.	Representations and Warranties of the Company. The Company represents and warrants to the Investors that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

5.	Representations and Warranties of the Investors. Each Investor, on behalf of itself, severally represents and warrants to the Company that (a) as of the date hereof, such Investor beneficially owns, directly or indirectly, only the number of shares of Common Stock as described opposite its name on Exhibit A and Exhibit A includes all Affiliates and Associates of any Investors that own any securities of the Company beneficially or of record and reflects all shares of Common Stock in which the Investors have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise, (b) this Agreement has been duly and validly authorized, executed and delivered by such Investor, and constitutes a valid and binding obligation and agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) such Investor has the authority to execute this Agreement on behalf of itself and the applicable Investor associated with that signatory’s name, and to bind such Investor to the terms hereof, (d) each of the Investors shall use its commercially reasonable efforts to cause its respective Affiliates and Associates to comply with the terms of this Agreement and (e) the execution, delivery and performance of this Agreement by such Investor does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

6.	Mutual Non-Disparagement.

a.	Each Investor agrees that, until the earlier of (i) the expiration of the Restricted Period and (ii) any material breach of this Agreement by the Company (provided that the Company shall have three business days following written notice from such Investor of any material breach to remedy such material breach if capable of remedy), neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates and Associates not to, directly or indirectly, publicly make, express, transmit, speak, write, verbalize or otherwise publicly communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal or in writing, that might reasonably be construed to be derogatory of the Company or any of its directors, officers, Affiliates, Associates, subsidiaries, employees, agents or representatives (collectively, the “Company Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of the Company or its subsidiaries or Affiliates or Associates. For purposes of this Agreement, “Restricted Period” shall mean the period commencing on the date of this Agreement and ending at 11:59 p.m., Eastern Time, on the date that is the earlier of (x) ten (10) business days prior to the expiration of the advance notice period for the submission by stockholders of director nominations for consideration at the 2019 Annual Meeting (as set forth in the advance notice provisions of the Company’s Bylaws) or (y) one hundred (100) calendar days prior to the first anniversary of the 2018 Annual Meeting.

b.	The Company hereby agrees that, until the earlier of (i) the expiration of the Restricted Period and (ii) any material breach of this Agreement by an Investor (provided that such Investor shall have three business days following written notice from the Company of any material breach to remedy such material breach if capable of remedy), neither it nor any of its Affiliates will, and it will cause each of its Affiliates not to, directly or indirectly, publicly make, express, transmit, speak, write, verbalize or otherwise publicly communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal or in writing, that might reasonably be construed to be derogatory of, the Investors or their Affiliates or Associates or any of their agents or representatives (collectively, the “Investor Agents”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of any Investor or its Affiliates or Associates.

c.	Notwithstanding the foregoing, nothing in this Section 6 or elsewhere in this Agreement shall prohibit any party from making any statement or disclosure required under the federal securities laws or other applicable laws; provided that such party must provide, to the extent legally permissible, advance written notice to the other parties, and to the extent practicable, at least two business days in advance, prior to making any such statement or disclosure required under the federal securities laws or other applicable laws that would otherwise be prohibited by the provisions of this Section 6, and reasonably consider any comments of such other parties.

d.	The limitations set forth in Section 6(a) and 6(b) shall not prevent any party from responding to any public statement made by the other party of the nature described in Section 6(a) and 6(b) if such statement by the other party was made in breach of this Agreement.

7.	No Concession or Admission of Liability. This Agreement is being entered into for the purpose of avoiding litigation, uncertainty, controversy and legal expense, constitutes a compromise and settlement entered into by each party hereto, and shall not in any event constitute, be construed or deemed a concession or admission of any liability or wrongdoing of any of the parties.

8.	Public Announcements. On the date hereof, the Company and the Investor Group shall issue a mutually agreeable press release (the “Mutual Press Release”), announcing certain terms of this Agreement, substantially in the form attached hereto as Exhibit B. Prior to the issuance of the Mutual Press Release, neither the Company nor any of the Investors shall issue any press release or make any public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other party.

9.	SEC Filings.

a.	No later than two business days following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC reporting the entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto. The Company shall provide the Investor Group and its counsel a reasonable opportunity to review and comment on the Form 8-K prior to such filing, which comments shall be considered in good faith.

b.	No later than two business days following the execution of this Agreement, the Investor Group shall file an amendment to its Schedule 13D with respect to the Company that has been filed with the SEC, reporting the entry into this Agreement, amending applicable items to conform to their obligations hereunder and appending or incorporating by reference this Agreement as an exhibit thereto. The Investor Group shall provide the Company and its counsel a reasonable opportunity to review and comment on the Schedule 13D prior to such filing, which comments shall be considered in good faith.

10.	Specific Performance. Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages. It is accordingly agreed that the Investors or any Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

11.	Notice. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated) or (iv) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Immersion Corporation

50 Rio Robles

San Jose, California 95134

Fax No.: (408).467-1901

Email: apeters@immersion.com

Attention: Amie M. Peters, Esq., General Counsel and SVP, Legal

With copies (which shall not constitute notice) to:

Fenwick & West LLP

555 California Street, Floor 12

San Francisco, CA 94104

Fax No.: (415) 281-1350

Email: dcogen@fenwick.com

 jvetter@fenwick.com

Attention: Douglas N. Cogen, Esq.

       Jeffrey R. Vetter, Esq.

If to any Investor:

VIEX Capital Advisors, LLC

825 Third Avenue, 33rd Floor

New York, New York 10022

Fax No.: (212) 752-5750

Email: singer@viexcapital.com

Attention: Eric Singer, Managing Member

With copies (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Fax No.: (212) 451-2222

E-mail: swolosky@olshanlaw.com

egonzalez@olshanlaw.com

Attention: Steve Wolosky, Esq.

Elizabeth Gonzalez-Sussman, Esq.

12.	Governing Law. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by, and construed in accordance with, the laws of the State of Delaware executed and to be performed wholly within the State of Delaware, without giving effect to the choice of law or conflict of law principles thereof or of any other jurisdiction to the extent that such principles would require or permit the application of the laws of another jurisdiction.

13.	Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (c) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (d) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address of such party’s principal place of business or as otherwise provided by applicable law. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action, suit or other legal proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) such action, suit or other legal proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such action, suit or other legal proceeding is improper or (iii) this agreement, or the subject matter hereof, may not be enforced in or by such court.

14.	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY

IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15.	Representative. Each Investor hereby irrevocably appoints Eric Singer as its attorney-in-fact and representative (the “Investor Group Representative”), in such Investor’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each Investor, upon any action taken by the Investor Group Representative or upon any document, notice, instruction or other writing given or executed by the Investor Group Representative.

16.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings, oral or written, between the parties other than those expressly set forth herein.

17.	Headings. The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

18.	Waiver. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

19.	Remedies. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or equity.

20.	Receipt of Adequate Information; No Reliance; Representation by Counsel. Each party acknowledges that it has received adequate information to enter into this Agreement, that it has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof, and that it has not relied on any promise, representation or warranty, express or implied not contained in this Agreement. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. Further, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

21.	Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented.

22.	Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

23.	Amendment. This Agreement may be modified, amended or otherwise changed only in a writing signed by all of the parties hereto, or in the case of the Investors, the Investor Group Representative, or their respective successors or assigns.

24.	Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and be enforceable by the parties hereto and the respective successors, heirs, executors, legal representatives and permitted assigns of the parties, and inure to the benefit of any successor, heir, executor, legal representative or permitted assign of any of the parties; provided, however, that no party may assign this Agreement or any rights or obligations hereunder without, with respect to any Investor, the express prior written consent of the Company (with such consent specifically authorized in a written resolution adopted and approved by the unanimous vote of the entire membership of the Board), and with respect to the Company, the prior written consent of the Investor Group Representative.

25.	No Third-Party Beneficiaries. The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the party to whom such representations, warranties or agreements are made, and shall confer no rights, benefits, remedies, obligations, or liabilities hereunder, whether legal or equitable, in any other person or entity, and no other person or entity shall be entitled to rely thereon.

26.	Counterparts; Facsimile / PDF Signatures. This Agreement and any amendments hereto may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the date first above written.

IMMERSION CORPORATION

By: /s/ Carl Schlachte
Name: Carl Schlachte
Title: Interim Chief Executive Officer

VIEX OPPORTUNITIES FUND, LP - SERIES ONE

By: VIEX GP, LLC
General Partner

By: /s/ Eric Singer
Name: Eric Singer
Title: Managing Member

VIEX GP, LLC

By: /s/ Eric Singer
Name: Eric Singer
Title: Managing Member

VIEX SPECIAL OPPORTUNITIES FUND II, LP

By: VIEX Special Opportunities GP II, LLC
General Partner

By: /s/ Eric Singer
Name: Eric Singer
Title: Managing Member

VIEX SPECIAL OPPORTUNITIES GP II, LLC

By: /s/ Eric Singer
Name: Eric Singer
Title: Managing Member

VIEX CAPITAL ADVISORS, LLC

By: /s/ Eric Singer
Name: Eric Singer
Title: Managing Member

[SIGNATURE PAGE TO COOPERATION AGREEMENT]

/s/ Eric Singer
ERIC SINGER

[SIGNATURE PAGE TO COOPERATION AGREEMENT]

EXHIBIT A

STOCKHOLDERS, AFFILIATES, AND OWNERSHIP

Investor	Shares of Common Stock Beneficially Owned
VIEX Opportunities Fund, LP - Series One	543,731
VIEX Special Opportunities Fund II, LP	1,733,504
VIEX GP, LLC	543,731
VIEX Special Opportunities GP II, LLC	1,733,504
VIEX Capital Advisors, LLC	2,277,235
Eric Singer	2,277,235
Aggregate total beneficially owned by the Investor Group:	2,277,235

In addition, VIEX Opportunities Fund, LP - Series One has sold short in over the counter market American-style put options referencing (i) an aggregate of 60,000 shares, which have an exercise price of $7.50 and expire on August 17, 2018, (ii) an aggregate of 200,000 shares of Common Stock, which have an exercise price of $10.00 and expire on August 17, 2018, (iii) an aggregate of 250,100 shares of Common Stock, which have an exercise price of $12.50 and expire on August 17, 2018 and (iv) an aggregate of 54,000 shares of Common Stock, which have an exercise price of $12.50 and expire on November 16, 2018.

VIEX Special Opportunities Fund II, LP has sold short in over the counter market American-style put options referencing (1) an aggregate of 4,100 shares, which have an exercise price of $7.50 and expire on August 17, 2018, (2) an aggregate of 200,500 shares, which have an exercise price of $10.00 and expire on August 17, 2018, and (3) 150,000 shares, which have an exercise price of $12.50 and expire on August 17, 2018.

A-1

EXHIBIT B

FORM OF PRESS RELEASE

IMMERSION REACHES AGREEMENT WITH VIEX CAPITAL ADVISORS, LLC

SAN JOSE, Calif. – May 11, 2018 - Immersion Corp. (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today confirmed that it has entered into a cooperation agreement with VIEX Capital Advisors, LLC and its affiliates, which, in the aggregate, beneficially own approximately 7.7% of Immersion’s outstanding common stock. Under the terms of the agreement, Immersion has agreed to nominate to its Board of Directors, and Immersion and Viex have agreed to support the election of a new independent director, Kenneth H. Traub, at Immersion’s 2018 annual meeting of stockholders.

Carl Schlachte, Immersion’s Interim Chief Executive Officer, stated, “We are pleased to have reached this agreement with VIEX, as we believe this outcome serves the best interests of Immersion and its stockholders. Ken Traub is a managing partner of Raging Capital Management, a significant stockholder of the Company and an experienced operating executive, technology investor and public company board member. We look forward to welcoming Ken to our Board and having the benefit of his insight and experience.”

Eric Singer, the Founder and Managing Member of VIEX, said, “We are pleased to have worked collaboratively with the Immersion Board and senior management team to reach this cooperation agreement which we believe is a good outcome for all stockholders. Our investment in Immersion reflects our confidence in its management, technology and strategy, and we fully support Ken as a great addition to the Board. We appreciate the constructive engagement and open and good faith dialogue that we have had with Immersion’s Board and senior management team and are pleased we were able to reach this cooperation agreement.”

Under the terms of the cooperation agreement, VIEX and its affiliates have agreed to vote their shares in support of the election of Mr. Traub.

The complete agreement between Immersion and VIEX and its affiliates will be filed as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission.

Fenwick & West LLP served as legal advisor to Immersion. Olshan Frome Wolosky LLP served as legal advisor to VIEX.

About Immersion Corporation

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The Company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. With more than 2,300 issued or pending patents, Immersion’s technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

Safe Harbor

This press release contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including statements regarding Immersion’s future business plans. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to: delay in or failure to achieve adoption and incorporation of haptic touch feedback in mobile devices; unanticipated difficulties and challenges encountered in implementation efforts by Immersion’s licensees; adverse outcomes in any future intellectual property-related litigation and the costs related thereto; the effects of the current macroeconomic climate; and lack of market demand for Immersion’s technologies, including technologies related to mobile devices. Many of these risks and uncertainties are beyond the control of Immersion. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most current Form 10-K, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Important Additional Information And Where To Find It

Immersion, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Immersion’s stockholders in connection with the matters to be considered at Immersion’s 2018 Annual Meeting of Stockholders. Information regarding the names of Immersion’s directors and executive officers and their respective interests in Immersion by security holdings or otherwise can be found in Immersion’s annual report on Form 10-K/A (Amendment No. 1), filed with the Securities and Exchange Commission (“SEC”) on April 30, 2018 (the “Form 10-K/A”). To the extent holdings of Immersion’s securities have changed since the amounts set forth in Immersion’s Form 10-K/A, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Immersion intends to file a proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from Immersion stockholders in connection with the matters to be considered at Immersion’s 2018 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Immersion’s proxy statement for its 2018 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY IMMERSION WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN

IMPORTANT INFORMATION. Stockholders will be able to obtain Immersion’s proxy statement, any amendments or supplements to the proxy statement, the accompanying proxy card, and other documents filed by Immersion with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Immersion’s corporate website at www.Immersion.com or by contacting Immersion’s Corporate Secretary at Immersion Corporation, 50 Rio Robles, San Jose, California 95134 or by calling Immersion’s Corporate Secretary at (408) 350-8819.